UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: August 9, 2017

(Date of earliest event reported)

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1050 Enterprise Way, 3rd Floor, Sunnyvale, CA, 94089

(Address of principal executive offices, including zip code)

(408) 498-6000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Financial Engines, Inc. (the “Company”) previously reported that on November 3, 2016, Raymond J. Sims notified the Board of Directors (the “Board”) of his intention to resign from his position as Chief Financial Officer (principal financial officer) in 2017. Mr. Sims will no longer serve as the Company’s Chief Financial Officer effective September 15, 2017, upon the appointment of Mr. Craig L. Foster as his successor. As previously reported, Mr. Sims was entitled to amounts under the Company’s 2014 Executive Cash Incentive Plan (the “Cash Incentive Plan”) for 2016, salary through his employment term, pursuant to his Executive Severance and Change in Control Agreement with the Company, and continued vesting of his equity awards, in each case as applicable and in accordance with the terms as previously disclosed. In consideration of Mr. Sims’s extended transition period, on August 9, 2017, the Compensation Committee of the Board (the “Committee”) has also approved a discretionary bonus of $325,000 to be paid to Mr. Sims contemporaneous with his departure.

(c) and (e)

On August 10, 2017, the Company announced the appointment of Mr. Craig L. Foster, age 46, to the position of Executive Vice President and Chief Financial Officer (principal financial officer) of the Company, effective September 15, 2017. Mr. Foster previously served as the Chief Financial Officer and Chief Accounting Officer of Amobee, Inc., a private company and digital advertising platform, from April 2015 until May 2017. From February 2013 until April 2015, Mr. Foster served as Chief Financial Officer and Chief Accounting Officer of Ubiquiti Networks, Inc., a publicly-traded networking and communications company. From June 2012 to February 2013, Mr. Foster served as director in the technology infrastructure and software group of Credit Suisse Securities (USA) LLC, an investment bank. From August 2007 to June 2012, Mr. Foster served as an Executive Director and co-head of the software group of UBS Securities LLC, an investment bank. Mr. Foster has also held various management positions at RBC Capital Markets, an investment bank, LoudCloud, a software and services platform, as well as Deloitte Consulting and PricewaterhouseCoopers, both public accounting firms. Mr. Foster holds an M.B.A. in Finance from the Wharton School of Business and a B.A. in Economics from the University of California, San Diego.

The Committee has approved an annual base salary of $400,000 for Mr. Foster, and participation in the Company’s Cash Incentive Plan for 2017 with a target bonus of 66%, which is expressed as a percentage of base salary and is paid out depending upon achievement of pre-determined metrics under the plan. The annual salary and Cash Incentive Plan participation will be pro-rated based upon Mr. Foster’s date of employment. The Committee also approved relocation assistance for Mr. Foster in the amount of $100,000, subject to applicable withholding, to be repaid to the Company in the event that Mr. Foster voluntarily terminates his employment prior to the expiration of a twenty-four (24) month period from his start date.

The Committee also approved a grant of equity awards to Mr. Foster in the amount of $2 million in the form of restricted stock units, or RSUs, and $2 million in the form of non-incentive stock options, pursuant to the terms of the Company’s 2009 Stock Incentive Plan. The number of shares to be granted pursuant to the awards will be calculated by dividing the dollar value for the RSUs by the closing price of the Company’s stock on The NASDAQ Stock Market on the date of grant, and by dividing the dollar value for the stock options by the Black Scholes value of an option on the date of grant. The date of grant of each award will be the first Friday on or after Mr. Foster’s employment commencement that is a trading day on The NASDAQ Global Exchange in an open trading window of the Company.

The non-qualified stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The options will vest over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years. The options will have a term of ten years and are subject to additional vesting and other terms. The RSUs will vest over four years, with 25% vesting annually on the anniversary of the vesting commencement date, which vesting commencement date shall be the 15th of the month following the grant date, subject to additional vesting and other terms.

Pursuant to the standard practices and policies of the Company regarding executive officers, it is anticipated that Mr. Foster will enter into an indemnification agreement, executive officer severance and change in control agreement, and related forms of executive officer RSU notice of award and agreement and executive officer notice of stock option grant and agreement with the Company, which provide for additional terms of employment, including benefits and equity vesting upon severance or a change in control of the Company, in each case as applicable and in accordance with the terms as previously disclosed.

There are no arrangements or understandings between Mr. Foster and any other person pursuant to which Mr. Foster was selected to be an officer and there are no family relationships between Mr. Foster and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. In addition, except for the compensation arrangements as described above and except as disclosed below with respect to Mr. Foster, there are no transactions in which the Company is a participant and the amount involved exceeds $120,000 and in which Mr. Foster has a material interest.

The information set forth in (b) above with respect to compensation to be received by Mr. Sims is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company’s press release announcing Mr. Sims’s departure and Mr. Foster’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K under Item 5.02 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2017	Financial Engines, Inc.

	By:	/s/ Lewis E. Antone, Jr.
	Name:	Lewis E. Antone, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 10, 2017.